Exhibit 4.4
                  REGISTRATION RIGHTS AGREEMENT

     AGREEMENT dated as of February 27, 1998 among PAREXEL
International Corporation, a Massachusetts corporation (the
"Company") and the stockholders listed on Schedule A hereto
(individually, a "Stockholder," and collectively, the "Stockholders").

                      W I T N E S S E T H :

     WHEREAS, pursuant to the Share Acquisition Agreement dated as of March 1, 1998 (the "Acquisition Agreement") among the Company, A. Joseph Eagle, Gregory S. Caswill and the other parties named therein, the Company will acquire all of the outstanding capital stock of PPS Europe Limited ("PPS") and PPS will become a wholly-owned subsidiary of the Company;

     WHEREAS, in connection therewith, the Stockholders will receive shares of Common Stock of the Company (the "Shares") that are being issued pursuant to an exemption from registration under the Securities Act; and

     WHEREAS, the Company and the Stockholders wish to set forth certain rights and obligations with regard to the registration of the Shares pursuant to the Securities Act;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          "Commission" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "Shares" shall mean the shares of Common Stock of the Company issued to the Stockholders on even date herewith pursuant to the Acquisition Agreement.

          "Common Stock" shall mean the common stock, $.01 par value, of the Company, as constituted as of the date of this Agreement.

          "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Registration Expenses" shall mean the expenses so described in Section 9.

          "Securities Act" shall mean the United States
     Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean the expenses so described in Section 8.

     2. Securities Act Matters. The Stockholders acknowledge and agree that the Shares have not been registered under the Securities Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes. The Stockholders recognize and acknowledge that such claims of exemption are based, in part, upon the Stockholders' representations contained in the Acquisition Agreement and in each Stockholder's New Owner Questionnaire. The Stockholders further recognize and acknowledge that, because the issuance of the Shares was not registered under federal and state laws, the Shares are not presently eligible for public resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements. The Stockholders recognize and acknowledge that Rule 144 (which facilitates routine sales of securities in accordance with the terms and conditions of that Rule, including a holding period requirement) is not now available for resale of the Shares, and the Stockholders recognize and acknowledge that, in the absence of the availability of Rule 144, a sale pursuant to a claim of exemption from registration under the Securities Act would require compliance with some other exemption under the Securities Act, which may not be available for resale of the Shares. The Stockholders recognize and acknowledge that, except as set forth in this Agreement, the Company is under no obligation to register the Shares, either pursuant to the Securities Act or the securities laws of any state.

     3.   Restrictive Legend.  Each certificate representing
Shares shall, except as otherwise provided in this Section 3 or in Section 4, be stamped or otherwise imprinted with a legend substantially in the following form:

          "The Securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of certain states or unless an exemption from such registration is available."

     Such certificates shall not bear such legend if in the opinion of counsel satisfactory to the Company (Breslow & Walker, LLP shall be considered satisfactory) the securities represented thereby may be publicly sold without registration under the Securities Act or if such securities have been sold pursuant to Rule 144, any other exemption under the Securities Act or an effective registration statement.

     4. Notice of Proposed Transfer. Prior to any proposed transfer of any Shares before the expiration of the applicable holding period set forth in Rule 144, each Stockholder shall give written notice to the Company of his intention to effect such transfer. Prior to any registration statement described in
Section 5 becoming effective, each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the Stockholder shall be entitled to transfer such security in accordance with the terms of his notice. Each certificate for Shares transferred as above provided shall bear the legend set forth in Section 3, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act), or (ii) such transfer is pursuant to a registration under the Securities Act, or (iii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

     5. Required Registration. The Company agrees to use all reasonable efforts to (i) cause a registration statement on Form S-3 (the "Initial Registration Statement") or any successor form thereto under the Securities Act relating to the resale of forty percent (40%) of the Shares to be filed no later than the 90th day following Completion (as defined in the Acquisition Agreement); (ii) cause a registration statement on Form S-3 or any successor form thereto under the Securities Act (or an amendment to the Initial Registration Statement) relating to the resale of thirty percent (30%) of the Shares to be filed not later than eleven months after Completion (the "Second Registration Statement"); (iii) cause a registration statement on Form S-3 or any successor form thereto under the Securities Act (or an amendment to the Initial Registration Statement or the Second Registration Statement) relating to the resale of the remaining thirty percent (30%) of the Shares to be filed not later than twenty-three months after Completion (the "Third Registration Statement"); (iv) cause the Initial Registration Statement to become effective as soon as practicable after the filing thereof and thereafter remain effective until the earlier of (A) one year after Completion or (B) the sale of all Shares covered thereby; (v) cause the Second Registration Statement to become effective as soon as practicable after the filing thereof and thereafter remain effective until the earlier of (A) two years after Completion or (B) the sale of all Shares covered thereby; and (vi) cause the Third Registration Statement to become effective as soon as practicable after the filing thereof and thereafter remain effective until the earlier of (A) three years after Completion or (B) the sale of all Shares covered thereby. In the event that any Shares registered pursuant to the Initial Registration Statement or the Second Registration Statement, respectively, remain unsold at the time the Second Registration Statement or the Third Registration Statement, respectively, is filed, then the Company agrees to use all reasonable efforts to, at its sole option, (i) include such unsold shares in the Second Registration Statement or the Third Registration Statement, as applicable, or (ii) cause the Initial Registration Statement or the Second Registration Statement, as applicable, to remain effective until the earlier of (A) two years (for the Initial Registration Statement) or three years (for the Second Registration Statement), as applicable, after Completion or (B) the sale of all Shares covered thereby. Notwithstanding the foregoing, in the event that A. Joseph Eagle
(i) ceases to be a director of the Company within two years following Completion and prior to the time that the Third Registration Statement is filed because he is not re-elected by the Company's stockholders, or (ii) ceases to be an employee of the Company or one of its subsidiaries prior to the time that the Third Registration Statement is filed because his employment is terminated by the Company or such subsidiary without Cause, then the Company shall use all reasonable efforts to (A) promptly cause a registration statement on Form S-3 or any successor form thereto under the Securities Act (or an amendment to the Initial Registration Statement or the Second Registration Statement) to be filed relating to the resale of all of the Shares held by the Stockholders on the date Mr. Eagle ceases to be a director or employee of the Company, but not previously registered or sold, and (B) cause such Registration Statement to become effective as soon as practicable after the filing thereof and thereafter remain effective until the earlier of (1) three years after Completion or (2) the sale of all Shares covered thereby. For the purposes of this Section 5, "Cause" shall mean (i) the substantial and continuing failure to render services to the Company in accordance with assigned duties, such failure having continued for a period of twenty days after written notice thereof has been delivered to Mr. Eagle, (ii) the conviction or plea of guilty of a felony, (iii) gross negligence related to the performance of duties, (iv) material dishonesty, (v) material breach of fiduciary duty, (vi) material breach of the terms of this Agreement, the Acquisition Agreement, or Mr. Eagle's Employment Agreement with the Company or one of its subsidiaries, such breach having continued for a period of twenty days after written notice thereof has been delivered to Mr. Eagle, or
(vii) the commission of an act of fraud or embezzlement which results in loss, damage or injury to the Company or one of its subsidiaries, whether directly or indirectly. Anything to the contrary herein notwithstanding, the Company shall not be required to take any action to cause any registration statement to be declared effective by the Commission at any time prior to the publication by the Company of financial results including at least thirty (30) days' post-Completion combined operating results of the Company and PPS (the "Pooling Restricted Period"), and the Company may suspend sales in accordance with Section 7 at any time under any registration statement immediately upon written notice to the Stockholders at their last known address, for any of the reasons and for the time periods set forth in
Section 7.

     6. Registration Procedures. If and whenever the Company is required by the provisions of Section 5 to use all reasonable efforts to effect the registration of any Shares under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission such amendments and supplements to the applicable registration statement, and the prospectus used in connection therewith, as may be necessary to comply with the Securities Act;

          (b) furnish to the Stockholders such number of copies of the relevant registration statement and each amendment and supplement thereto (in each case including exhibits) and the prospectus included therein (including each preliminary prospectus) as they reasonably may request in order to facilitate the public sale or other disposition of the Shares covered by such registration statement;

          (c) register or qualify the Shares covered by the applicable registration statement under the securities or "blue sky" laws of the jurisdictions where the Company is currently registered or qualified or its common stock is currently registered or qualified for resale and provide each Stockholder with a list of such jurisdictions, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (d) have the Shares covered by the applicable registration statement quoted or traded on the Nasdaq National
Market or any other quotation system or exchange where the Company's Common Stock is then quoted or traded; and

          (e) promptly notify each Stockholder (at his last known address) (i) of the effective date of the applicable registration statement and the date when any post-effective amendment to such registration statement becomes effective, (ii) of any stop order or notification from the Commission or any other jurisdiction as to the suspension of the effectiveness of such registration statement, or (iii) of the institution and ending of any suspension under Section 7.

     7.   Suspension.

          (a) The rights of the Stockholders to resell the Shares pursuant to this Agreement and the applicable registration statement may be suspended by the Company on the occurrence of any of the following events:

               (i) the Board of Directors of the Company has voted to conduct a public offering or the Company is holding or has held an "organizational" or "all hands" meeting relating to a public offering, whichever first occurs;

               (ii) the Company is about to make a public disclosure of information of a material nature;

               (iii) there then exists material, non-public information relating to the Company the disclosure of which, in the good faith determination of its Board of Directors, would not be in the interests of the Company or its stockholders during that time and which the Company is not otherwise, after consultation with counsel, obligated to disclose; or

               (iv) the Company is engaged in any activity or transaction at any time that, in the good faith determination of its Board of Directors, would be materially adversely affected by the continued compliance with this Agreement or the continued distribution of the Shares by the Stockholders.

          (b) The Company shall use all reasonable efforts to minimize the length of any suspension:

               (i)  under Section 7(a)(i), to a period of thirty
     (30) days, more or less, beginning on the day that notice of a suspension is given to the Stockholders and ending on the earlier of: (A) the date of disclosure of the public offering, or (B) the date which is 30 days after the beginning of the suspension, provided that during such suspension, the Company will proceed with all reasonable efforts to file the appropriate documentation in respect of, and otherwise complete, such public offering as expeditiously as practicable;

               (ii) under Section 7(a)(ii), to a period of three
     (3) business days, more or less;

               (iii) under Section 7(a)(iii) or 7(a)(iv), if the activity is a prospective acquisition by the Company, to a period beginning when the notice of suspension is given to the Stockholders and ending on the earlier of: (A) the closing of the transaction and the making of all required filings under the Securities Act or Exchange Act, or (B) the date on which discussions regarding the acquisition are terminated, or (C) the disclosure of the acquisition, unless, despite such disclosure, the continued distribution of the Shares by the Stockholders pursuant to the applicable registration statement would violate the Securities Act; and

               (iv) under Section 7(a)(iii) or 7(a)(iv), for any reason other than a prospective acquisition by the Company, to a period beginning when the notice of suspension is given to the Stockholders and ending on the earlier of: (A) the disclosure of the activity, or (B) the reason is no longer operative.

          (c) The period during which any registration statement filed pursuant to Section 5 remains effective shall be extended by any period during which resales of Shares pursuant to such registration statement are suspended pursuant to this Section 7.

     8. Expenses. All expenses incurred by the Company in complying with Section 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of issuance, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts (if any) and selling commissions applicable to the sale of the Shares covered by any registration statement, as well as all professional service fees incurred by the Stockholders, are called "Selling Expenses".

     All Selling Expenses shall be borne by the Stockholders.
The Company will pay all Registration Expenses in connection with the preparation and filing of each registration statement. The Company shall not be obligated to pay any Registration Expenses in connection with the preparation and filing of any registration statement if such registration statement is withdrawn or abandoned for any reason at the request of the Stockholders. The Company shall not be obligated to pay any reasonably verifiable increase in Registration Expenses in connection with the preparation and filing of any registration statement if such registration statement is delayed for any reason at the request of the Stockholders.

     9.   Indemnification and Contribution.

          (a) In connection with the registration of the Shares under the Securities Act pursuant to Section 5, the Company will indemnify and hold harmless each Stockholder, each underwriter of such Shares thereunder and each other person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Stockholder, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to
Section 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto,
(ii) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, and the Company will reimburse each such Stockholder, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, as such expenses are incurred, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made based upon written information furnished by or for any such Stockholder, any such underwriter or any such controlling person specifically for use in the applicable registration statement.

          (b) In connection with the registration of the Shares under the Securities Act pursuant to Section 5, each Stockholder will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs such registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) the failure of such Stockholder to comply with the provisions of Section 12 herein or (ii) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, as such expenses are incurred, provided, however, that such Stockholder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information pertaining to such Stockholder, furnished by or for such Stockholder specifically for use in the applicable registration statement.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof and the approval by the indemnified party of the counsel chosen by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party will consent to entry of judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

          (d) In order to provide for just and equitable contribution to joint liability in any case in which either (i) a Stockholder exercises rights under this Agreement and makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Stockholder in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the Company and the Stockholders will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company, on the one hand, and the Stockholders, on the other hand; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          (e) The indemnities provided in this Section 9 shall survive the transfer of any Shares by a Stockholder.

     10. Reports Under Securities Exchange Act of 1934. With a view to making available to each of the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation thereunder that may at any time permit any such Stockholder to sell securities of the Company to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b)  maintain registration of its Common Stock under
Section 12 of the Exchange Act;

          (c) file in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) furnish to any such Stockholder, so long as the Stockholder owns any Shares, forthwith upon request: (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing the Stockholder of any rule or regulation under the Securities Act which permits the selling of any such securities without registration or pursuant to such form.

     11. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Shares as so changed.

     12. Stockholder's Conduct. With respect to any sale of Shares covered by a registration statement, each Stockholder understands and agrees as follows:

          (a) Each Stockholder will carefully review the information concerning him contained in any registration statement and will promptly notify the Company if such information is not complete and accurate in all material respects, including having properly disclosed any position, office or other material relationship within the past three years with the Company or its affiliates;

          (b) Each Stockholder agrees to sell Shares only in the manner set forth in (i) the applicable registration statement (or in compliance with Section 4 hereof), (ii) the Affiliate
Agreement (as defined in the Acquisition Agreement) (if the
Stockholder is a party thereto) and (iii) Section 13;

          (c) Each Stockholder agrees to comply with the anti-manipulation rules under the Exchange Act in connection with purchases and sales of securities of the Company during the time any registration statement remains effective;

          (d) Each Stockholder agrees to only sell Shares in a jurisdiction after counsel for the Company has advised that such sale is permissible under the applicable state securities or "Blue Sky" laws;

          (e) Each Stockholder agrees to comply with the prospectus delivery requirements of the Securities Act;

          (f) Each Stockholder agrees to notify the Company of any and all planned sales and completed sales of Shares in accordance with the terms of this Agreement; and

          (g) Each Stockholder agrees to suspend sales during the periods when sales are to be suspended pursuant to Section 7.

          (h) In connection with the registration of the Shares, each Stockholder will furnish to the Company in writing such information requested by the Company with respect to himself and the proposed distribution by him as shall be necessary in order to comply with federal and applicable state securities laws.

          (i) Each Stockholder hereby agrees that he will not sell, exchange, transfer, pledge, dispose or otherwise reduce his risk relative to any Shares owned by him during the period which begins on the date hereof and ends at such time as the Company publicly announces financial results covering at least thirty days of combined operations of the Company and PPS. The Company, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates representing the Shares, provided that such stop transfer orders are consistent with the other provisions of this Agreement.

     13.  Selling Procedures.

          (a) Each Stockholder will notify the Company of his intention to sell Shares under any registration statement not less than five (5) nor more than fifteen (15) business days prior to the expected date of such sale by faxing the "Takedown
Request" attached hereto as Exhibit A to:

                 Testa, Hurwitz & Thibeault, LLP
                         125 High Street
                        High Street Tower
                  Boston, Massachusetts  02110
                 Attn:  William J. Schnoor, Jr.
                     Phone:  (617) 248-7278
                   Facsimile:  (617) 248-7100

During this period, the Company will review the prospectus to determine if a suspension pursuant to Section 7 is necessary or appropriate. If the Company does not notify the Stockholder of a suspension pursuant to Section 7, the Stockholder may conclude the proposed sale, on the proposed date of sale, in accordance with the Takedown Request.

          (b) Each Stockholder will notify the Company of each sale under any registration statement in accordance with the Takedown Request within 24 hours of the sale by faxing the "Notification of Sale" attached hereto as Exhibit B to:

                 Testa, Hurwitz & Thibeault, LLP
                         125 High Street
                        High Street Tower
                  Boston, Massachusetts  02110
                 Attn:  William J. Schnoor, Jr.
                     Phone:  (617) 248-7278
                   Facsimile:  (617) 248-7100

Based on the information set forth on the Notification of Sale, the Company will prepare or cause to be prepared the appropriate notifications to its Transfer Agent to remove the legend described in Section 3 from the Shares so sold.

     14.  Miscellaneous.

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Shares, provided, that such transferee executes a counterpart signature page to this Agreement), whether so expressed or not.

          (b) All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (i) mailed by first-class or express mail, postage prepaid, (ii) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (iii) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

       if to the Company, to:

            PAREXEL International Corporation
            195 West Street
            Waltham, MA  02154
            Attn:  William T. Sobo, Jr.
                       Senior Vice President and Chief
            Financial Officer
            Telecopy:  (781) 487-9931

            with a copy to:

            William J. Schnoor, Jr.
            Testa, Hurwitz & Thibeault, LLP
            125 High Street
            High Street Tower
            Boston, MA  02110
            Telecopy:  (617) 248-7100

       if to the Stockholders, to their addresses as set forth on Schedule A hereto;

       with a copy to:

            Joel Walker
            Breslow & Walker
            767 3rd Avenue
            New York, NY 10017
            Telecopy:  (212) 888-4955

       if to any subsequent holder of Shares, to it at such address as may have been furnished to the Company in writing by such Stockholder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Stockholder) or to the Stockholders (in the case of the Company) in accordance with the provisions of this paragraph. Notices shall be deemed duly delivered five business days after being sent by first class mail, postage prepaid, or two business days after being sent via a reputable nationwide express mail service. Notices delivered via any other means shall be deemed duly delivered upon actual receipt by the individual for whom such notice is intended. Any notice delivered to a party hereunder shall be sent simultaneously, by the same means, to such party's counsel as set forth above.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          (d) This Agreement may be amended or modified, and provisions hereof may be waived, with the written consent of the Company and the holders of at least a majority of the outstanding
Shares.

          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (g) This Agreement shall become effective upon Completion.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                            THE COMPANY:

                            PAREXEL International Corporation


                            By:/s/Barry R. Philpott

                            Name Barry Raymond Philpott
                            Title:Chief Administrative Officer



                            STOCKHOLDERS:


                            /s/Gregory Spencer Caswill



                            /s/Brian Harry Bulley



                            /s/Terence George Brightmore



                            /s/Paul Desmond Fitzgerald


                            Thomson Clive Investments Plc

                            /s/Charles Fitzherbert
                            /s/Susan Thompson

                            HSBC Trustee (Jersey) Limited Re:
                            TCA INT
                            /s/Martin Hibbs
                            /s/ Grace Le Rossignol


                            Clarendon Trust Company Ltd.

                            /s/Trevor Le Sueur
                            /s/Nina Elliott

                            Royal Bank of Scotland
                            /s/Andrew Martin
                            /s/Susan Barnes


   [Each Stockholder must complete page 15 of this Agreement]

         Stockholder Name:______________________________


Principal Residence Address:
Note: Non-principal residence addresses and post office boxes cannot be accepted.

_______________________________________________
(Number and Street)

_______________________________________________
(City, State)       (Zip Code)

_______________________________________________
(Residence Telephone)

Mailing Address (if different from above):

_______________________________________________
(Number and Street)

_______________________________________________
(City, State)       (Zip Code)

Citizenship:_____________________________________

Social Security or Taxpayer I.D. No.:_________________

                                                       Schedule A
                                 to Registration Rights Agreement


  Stockholder         Address         Phone Number  Fax Number
     Name







                                                        Exhibit A
                                 to Registration Rights Agreement

                        TAKEDOWN REQUEST

     The undersigned Stockholder intends to offer and sell to the public Shares of PAREXEL International Corporation registered under a certain Registration Statement on Form S-3, File No. 333-
_______.

                     Name, Address,
                    Telephone Number
  Name, Address,      and Facsimile    Number   Number   Proposed
 Telephone Number   Number of Agent,     of       of      Date
   and Facsimile    Broker-Dealer or   Shares   Shares     of
     Number of         Underwriter     Owned     to be    Sale*
    Stockholder                                  Sold


*    MUST BE AT LEAST FIVE (5) AND NOT MORE THAN FIFTEEN (15)
BUSINESS DAYS AFTER THE DATE HEREOF.

Other Information:




     The undersigned Stockholder agrees to provide all reasonably necessary information and reasonably necessary materials and to take all reasonably necessary actions as may be required in order for PAREXEL International Corporation to comply with all applicable securities laws.

                                   Signature of Stockholder


                                   Print Name


                                   Date

   ALL TAKEDOWN REQUESTS SHOULD BE FORWARDED BY FACSIMILE TO:
                 TESTA, HURWITZ & THIBEAULT, LLP
                         125 HIGH STREET
                        HIGH STREET TOWER
                  BOSTON, MASSACHUSETTS  02110
                 ATTN:  WILLIAM J. SCHNOOR, JR.
                     PHONE:  (617) 248-7278
                   FACSIMILE:  (617) 248-7100
  AT LEAST FIVE (5) AND NOT MORE THAN FIFTEEN (15) BUSINESS DAYS
                    PRIOR TO A PROPOSED SALE
                                                        Exhibit B
                                 to Registration Rights Agreement

                      NOTIFICATION OF SALE

     The undersigned Stockholder sold to the public Shares of PAREXEL International Corporation registered under a certain
Registration Statement on Form S-3, File No. 333-_______, as follows.

                     Name, Address,
                    Telephone Number
  Name, Address,      and Facsimile    Number   Number
 Telephone Number   Number of Agent,     of       of      Date
   and Facsimile    Broker-Dealer or   Shares   Shares   of Sale
     Number of         Underwriter     Owned     Sold
    Stockholder



Other Information:






                                   Signature of Stockholder


                                   Print Name


                                   Date

 ALL NOTIFICATIONS OF SALE SHOULD BE FORWARDED BY FACSIMILE TO:
                 TESTA, HURWITZ & THIBEAULT, LLP
                         125 HIGH STREET
                        HIGH STREET TOWER
                  BOSTON, MASSACHUSETTS  02110
                 ATTN:  WILLIAM J. SCHNOOR, JR.
                     PHONE:  (617) 248-7278
                   FACSIMILE:  (617) 248-7100
                WITHIN 24 HOURS FOLLOWING A SALE